UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 19, 2012

TEAM HEALTH HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34583	36-4276525
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

265 Brookview Centre Way, Suite 400 Knoxville, Tennessee		37919
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (865) 693-1000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On December 19, 2012, Team Health Holdings, Inc. (the “Company”) and Ensemble Parent LLC (the “Selling Stockholder”) entered into an underwriting agreement (the “Underwriting Agreement”) with Credit Suisse Securities (USA) LLC (the “Underwriter”), pursuant to which the Selling Stockholder agreed to sell to the Underwriter 8,000,000 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), in a registered public offering pursuant to the Company’s registration statement on Form S-3, as amended, filed on June 28, 2012 (File No. 333-182406). Pursuant to the Underwriting Agreement, the Selling Stockholder granted an option to the Underwriter to purchase up to 1,200,000 additional shares of Common Stock to cover over-allotments. The closing of the transaction occurred on December 24, 2012, at which the Selling Stockholder sold 8,000,000 outstanding shares of Common Stock. The executed Underwriting Agreement, an Opinion of Simpson Thacher & Bartlett LLP, the pricing press release and the closing press release are filed herewith as Exhibits 1.1, 5.1, 99.1 and 99.2, respectively.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits.

Exhibit	Description

1.1	Underwriting Agreement, dated December 19, 2012

5.1	Opinion of Simpson Thacher & Bartlett LLP

99.1	Team Health Holdings Press Release dated December 19, 2012

99.2	Team Health Holdings Press Release dated December 24, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Team Health Holdings, Inc.

Date: December 26, 2012	By:	/s/ David P. Jones
	Name:	David P. Jones
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

1.1	Underwriting Agreement, dated December 19, 2012

5.1	Opinion of Simpson Thacher & Bartlett LLP

99.1	Team Health Holdings Press Release dated December 19, 2012

99.2	Team Health Holdings Press Release dated December 24, 2012

4